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                                                                     EXHIBIT 5.1

                      Form of Opinion of Latham & Watkins

                                     , 2001


Mission Energy Holding Company
955 Overland Court
San Dimas, California 91773

          Re:  Mission Energy Holding Company
               Registration of 13.50% Senior Secured Notes due 2008
               ----------------------------------------------------

Ladies and Gentlemen:

          In connection with the registration of $800,000,000 in aggregate principal amount of 13.50% Senior Secured Notes due 2008 (the "Exchange Notes") by Mission Energy Holding Company, a Delaware corporation (the "Company"), on a registration statement on Form S-4 under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Exchange Notes will be issued pursuant to an indenture, a copy of which is filed as an exhibit to the Registration Statement, by and among the Company and Wilmington Trust Company, as trustee (the "Trustee"), dated as of July 2, 2001, as it may be supplemented or amended from time to time (the "Indenture"). Capitalized terms used herein without definition have the meanings given to them in the Indenture.

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization and issuance of the Exchange Notes. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state.

          Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Exchange Notes have been duly authorized by all necessary corporate action of the Company and, when authenticated by the Trustee and executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture, will
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constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the following limitations, qualifications and exceptions:

          (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and

          (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

          To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the prospectus included therein.

                                 Very truly yours,